eWELLNESS HEALTHCARE CORPORATION AND BISTROMATICS INC LICENSING AGREEMENT ADDENDUM

This Addendum (this “Addendum”) is made and entered into effective as of September 30, 2014 (the “Effective Date”) by and between:

A. eWellness Healthcare Corporation (“EWC”), a Company organized under the laws of the State of Nevada, principal place of business located at 11825 Major Street, Culver City, California 90230 89074-7722 USA and

B. Bistromatics, Inc., (“BI”), a Canadian corporation having an address at 8 York Street Second Floor, Ottawa, ON K1S 5SS8 Canada.

Each may be referred to herein as a “Party” or, collectively, the “Parties.”

The Parties to the June 23, 2014 Agreement hereby agree to extend the $20,000 licensing fee payment by EWC to BI until December 31, 2014.

1.1	Entire Agreement. This Addendum, including all exhibits to the June 23, 2014 Agreement, which are hereby incorporated by reference, represents the entire agreement between the parties relating to its subject matter and supersedes all prior representations, discussions, negotiations and agreements, whether written or oral.

1.2	Authority to Execute; Counterparts. Each of the undersigned represents and warrants that he/she has the right, legal capacity and authority to enter into this Agreement and that the execution of this Agreement has been authorized by the party on whose behalf the undersigned is executing this Agreement. This Addendum may be signed in counterparts which taken together shall constitute one document.

Bistromatics, Inc.		eWellness Healthcare Corporation

By:	/s/ Curtis Hollister	By:
	Curtis Hollister, CMO		Douglas MacLellan, Chairman & Secretary